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                                                                   EXHIBIT 4.15




                              ASSUMPTION AGREEMENT


         ASSUMPTION AGREEMENT dated as of December 30, 1993 by SHOE CORPORATION OF AMERICA, INC., an Ohio corporation ("Shoe Corporation").

         WHEREAS, J. Baker, Inc., a Massachusetts corporation ("Baker"), entered into a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment referred to below and as otherwise modified and supplemented and in effect from time to time, the "Credit Agreement") with JBI, Inc., a Massachusetts corporation (the "Borrower"), the Banks party thereto, and Shawmut Bank, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent") (except as otherwise defined in this Agreement, terms defined in the Credit Agreement referred to below are used herein as defined therein);

         WHEREAS, to induce the Banks to enter into the Credit Agreement and to extend credit thereunder, Baker and certain subsidiaries of Baker and the Borrower (the "Subsidiary Guarantors") entered into a Guarantee Agreement (as from time to time amended, the "Guarantee") dated as of February 1, 1993 with the Agent;

         WHEREAS, Baker, the Borrower and each of the Subsidiary Guarantors also entered into a Pledge Agreement (the "Pledge Agreement") dated as of February 1, 1993 with the Agent;

         WHEREAS, Baker, the Borrower, the Banks and the Agent have entered into a First Amendment and Waiver Agreement (the "First Amendment") dated as of November 19, 1993 relating to the Credit Agreement;

         WHEREAS, Tishkoff Enterprises, Inc., an Ohio corporation ("Tishkoff"), became a Subsidiary of Baker after the date of the Credit Agreement as a result of the first step of the Acquisition described in the First Amendment, and, as a condition to the effectiveness of the First Amendment, Tishkoff executed and delivered to the Agent an Assumption Agreement dated as of November 19, 1993, providing for the incurrence by Tishkoff of all the obligations of a Subsidiary Guarantor under the Guarantee;

         WHEREAS, as a result of the Second Step (as defined in the First Amendment) of the Acquisition, JBAK Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of Baker, has merged (the "Merger") into Tishkoff with Tishkoff being the surviving corporation of the merger and being renamed "Shoe Corporation of America, Inc.";
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         WHEREAS, Baker has agreed under Section 4B(ii) of the First Amendment to cause Shoe Corporation to execute and deliver to the Agent an Assumption Agreement in substantially the form hereof;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and recognizing that the continuation of credit to the Borrower under the Credit Agreement is expected to be of financial benefit to Shoe Corporation, effective as of the date hereof Shoe Corporation hereby:

         (1) unconditionally and irrevocably assumes, and confirms the assumption on the date of the Merger of, the obligations of Tishkoff under the Guarantee, adheres to the Guarantee, and agrees to be bound by and comply with the terms and provisions thereof and to perform all obligations of Tishkoff thereunder as fully as if it had originally executed the Guarantee in the capacity of Tishkoff;

         (2) represents and warrants to the Agent that, on the date hereof, after giving effect to the Merger:

             (i) the representations and warranties contained in Section 8 of the Guarantee are true and complete as if made on and as of the date hereof, and as if made in reference to Shoe Corporation;

             (ii) the Merger has become effective and Shoe Corporation has validly assumed all of the assets and liabilities of Tishkoff including without limitation the obligations of Tishkoff under the Guarantee; and

             (iii) no Event of Default with respect to Shoe Corporation has occurred and is continuing;

         (3) agrees that nothing in this Agreement shall release, alter or in any way affect any of the obligations of any of the other Subsidiary Guarantors under the Guarantee, nor any of the obligations of any other party to the Credit Agreement or any other Operative Document or Financing Agreement; and

         (4) agrees that this Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.
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                                      -3-

         IN WITNESS WHEREOF, Tishkoff has caused this Agreement to be executed and delivered as of the day and year first above written.


                                       SHOE CORPORATION OF AMERICA, INC.

                                       By /s/ Alan I. Weinstein
                                          -----------------------------------
                                          Title: Senior Executive
                                                 Vice President

                                       SHAWMUT BANK, N.A., as Agent

                                       By
                                          -----------------------------------
                                          Title:
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                                      -3-

         IN WITNESS WHEREOF, Tishkoff has caused this Agreement to be executed and delivered as of the day and year first above written.


                                       SHOE CORPORATION OF AMERICA, INC.

                                       By
                                          -----------------------------------
                                          Title:


                                       SHAWMUT BANK, N.A., as Agent

                                       By /s/ Roger A. Stone
                                          -----------------------------------
                                          Title: Vice President